Exhibit 15.1

KPMG LLP	Telephone (416) 228-7000
Chartered Accountants	Telefax (416) 228-7123
Yonge Corporate Centre	Internet www.kpmg.ca
4100 Yonge Street, Suite 200
Toronto ON M2P 2H3
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Celestica Inc.

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-9500, 333-9822, 333-9780, 333-71126, 333-66726, 333-63112, 333-88210 and 333-113591) and on Forms F-3 (Nos. 333-12272, 333-50240, 333-69278 and 333-113728) of Celestica Inc. of our reports dated February 13, 2008, with respect to the consolidated balance sheets of Celestica Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 20-F of Celestica Inc.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

March 25, 2008